EXHIBIT 99.1

PRESS RELEASE
NASDAQ:	CHFC
FOR RELEASE:	IMMEDIATE
DATE:	April 19, 2004

CONTACT:	David B. Ramaker
President & CEO
Chemical Financial Corporation
989/839-5269

Lori A. Gwizdala
Executive Vice President & Chief Financial Officer
Chemical Financial Corporation
989/839-5358

CHEMICAL FINANCIAL CORPORATION
ANNOUNCES
FIRST QUARTER OPERATING RESULTS

         Midland, Michigan - Aloysius J. Oliver, Chairman of Chemical Financial Corporation, today announced first quarter net income of $14.1 million, or $.59 per diluted share, up $.1 million as compared with net income of $14.0 million, or $.59 per diluted share, for the first quarter of 2003. This represents an increase of .7% in net income for the first quarter 2004. The returns on average assets and average equity during the first quarter of 2004 were 1.46% and 12.3%, respectively, as compared with 1.59% and 13.1%, respectively, for the first quarter of 2003.

         Net interest income increased $1.7 million, or 4.8%, to $36.8 million in the first quarter of 2004, as compared to the first quarter of 2003. The increase was attributable to the acquisition of Caledonia Financial Corporation ("Caledonia") on December 1, 2003. The Corporation's earnings were also positively affected by an increase in noninterest income of $.6 million, or 7%. This increase was primarily due to increases in investment securities gains of $.8 million, service charge income of $.7 million and trust services revenue of $.2 million. These noninterest income increases were partially offset by a decrease in mortgage banking revenue of $.8 million. Total operating expenses increased $2.1 million, or 9.3%, in the first quarter of 2004, as compared to the first quarter of 2003. The additional operating expenses attributable to the acquisition of Caledonia, of approximately $1.1 million, represented slightly over one-half of the increase.

PRESS RELEASE
April 19, 2004

         Total assets of the Corporation at March 31, 2004 were $3.91 billion, up 8.2% over the $3.61 billion in total assets reported at March 31, 2003. Total deposits at March 31, 2004 were $3.02 billion, up 3.9% over total deposits of $2.90 billion at March 31, 2003. Total loans increased $417 million, or 19.6%, during the twelve months ended March 31, 2004 to $2.55 billion. The acquisition of Caledonia added $211 million in assets, $184 million in loans and $171 million in deposits on December 1, 2003. In addition, the Corporation borrowed $150 million from the Federal Home Loan Bank in the first quarter of 2004 and invested the proceeds in five and seven-year balloon type mortgage-backed securities.

         The Corporation's provision for loan losses for the quarter ended March 31, 2004 was $746,000, as compared to net loan charge-offs of $431,000. As of March 31, 2004, the allowance for loan losses was $33.5 million and represented 1.31% of total loans. Non-performing loans were $11.9 million, or .47% of total loans, at the current quarter-end.

         Shareholders' equity at March 31, 2004 was $470 million, or $19.63 per share, and represented 12% of total assets and a tangible equity to asset ratio of 10.3% as of March 31, 2004.

         Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company's four subsidiary banks operate 133 banking offices and 2 loan production offices spread over 33 counties in the lower peninsula of Michigan.

         Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Financial 100 index.

PRESS RELEASE
April 19, 2004

Forward Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interests rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

# # #

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands)	March 31, 2004	December 31, 2003	March 31, 2003
Assets:
Cash and demand deposits due from banks	$106,610	$131,184	$114,023
Federal funds sold	75,400	25,900	32,400
Interest-bearing deposits with unaffiliated banks	27,854	5,107	18,674

Investment securities taxable	965,744	876,806	1,171,406
Investment securities nontaxable	44,955	45,056	51,672
Total Investment Securities	1,010,699	921,862	1,223,078

Commercial loans	444,229	405,929	325,673
Real estate construction loans	148,592	138,280	106,384
Real estate commercial loans	640,292	628,815	506,243
Real estate residential loans	773,195	767,199	691,626
Consumer loans	542,811	541,052	501,767
Total Loans	2,549,119	2,481,275	2,131,693
Less: Allowance for loan losses	33,494	33,179	30,693
Net Loans	2,515,625	2,448,096	2,101,000

Premises and equipment	48,669	49,616	41,841
Intangible assets	76,141	76,846	40,060
Other assets	49,574	50,277	42,423
Total Assets	$3,910,572	$3,708,888	$3,613,499
Liabilities and Shareholders' Equity:
Noninterest-bearing deposits	$502,147	$532,752	$448,585
Interest-bearing deposits	2,515,476	2,434,484	2,455,517
Total Deposits	3,017,623	2,967,236	2,904,102
FHLB borrowings	292,210	155,373	153,591
Other borrowings - short term	92,002	91,524	83,348
Interest payable and other liabilities	38,940	36,706	35,418
Total Liabilities	3,440,775	3,250,839	3,176,459

Shareholders' Equity:
Common stock, $1 par value	23,931	23,801	23,690
Surplus	333,065	328,774	325,096
Retained earnings	102,530	94,746	70,812
Accumulated other comprehensive income	10,271	10,728	17,442
Total Shareholders' Equity	469,797	458,049	437,040
Total Liabilities and Shareholders' Equity	$3,910,572	$3,708,888	$3,613,499

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Three Months Ended March 31,
(In thousands, except per share data)	2004	2003
Interest Income:
Interest and fees on loans	$37,478	$36,414
Interest on investment securities:
Taxable	8,876	10,680
Nontaxable	565	677
Total Interest on Securities	9,441	11,357
Interest on federal funds sold	201	336
Interest on deposits with unaffiliated banks	77	139
Total Interest Income	47,197	48,246

Interest Expense:
Interest on deposits	7,703	10,840
Interest on FHLB borrowings	2,576	2,113
Interest on other borrowings - short term	96	169
Total Interest Expense	10,375	13,122
Net Interest Income	36,822	35,124
Provision for loan losses	746	295
Net Interest Income after
Provision for Loan Losses	36,076	34,829

Noninterest Income:
Service charges on deposit accounts	4,554	3,891
Trust services revenue	1,909	1,727
Other charges and fees for customer services	1,548	1,915
Mortgage banking revenue	780	1,547
Investment securities gains	983	184
Other	188	50
Total Noninterest Income	9,962	9,314

Operating Expenses:
Salaries and employee benefits	14,801	13,689
Occupancy and equipment	4,844	4,013
Other	5,515	5,324
Total Operating Expenses	25,160	23,026
Income Before Income Taxes	20,878	21,117
Federal income taxes	6,759	7,103
Net Income	$14,119	$14,014

Net income per share:
Basic	$0.59	$0.59
Diluted	0.59	0.59

Cash dividends per share	0.265	0.25

Average shares outstanding:
Basic	23,892	23,696
Diluted	23,986	23,740

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	Three Months Ended March 31,
	2004	2003
Average Balances
Total assets	$3,888,849	$3,574,354
Total interest-earning assets	3,633,736	3,398,914
Total loans	2,517,080	2,100,747
Total deposits	3,020,391	2,861,776
Total shareholders' equity	463,268	433,989

	Three Months Ended March 31,
	2004	2003
Key Ratios (annualized where applicable)
Net interest margin	4.12%	4.25%
Efficiency ratio	53.3%	51.3%
Return on average assets	1.46%	1.59%
Return on average shareholders' equity	12.3%	13.1%
Average shareholders' equity as a
percent of average assets	11.9%	12.1%
Tangible shareholders' equity as a
percent of total assets	10.3%	11.1%
Total risk-based capital ratio	16.5%	18.7%

	March 31,
	2004	2003
Credit Quality Statistics
Nonaccrual loans	$5,317	$5,730
Loans 90 or more days past due
and still accruing	6,559	5,442
Total nonperforming loans	11,876	11,172
Repossessed assets acquired (RAA)	6,294	4,590
Total nonperforming assets	18,170	15,762
Net loan charge-offs	431	274

Allowance for loan losses as a
percent of total loans	1.31%	1.44%
Allowance for loan losses as a
percent of nonperforming loans	282%	275%
Nonperforming loans as a
percent of total loans	0.47%	0.52%
Nonperforming assets as a
percent of total loans plus RAA	0.71%	0.74%
Net loan charge-offs as a
percent of average loans	0.07%	0.05%

	March 31,
	2004	2003
Additional Data
Goodwill	$63,295	$27,940
Core deposit intangibles	9,611	9,592
Mortgage servicing rights	3,235	2,528
Amortization of intangibles	751	808

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	1st Qtr. 2004	4th Qtr. 2003	3rd Qtr. 2003	2nd Qtr. 2003	1st Qtr. 2003
Summary of Operations
Interest income	$47,197	$44,857	$45,237	$46,697	$48,246
Interest expense	10,375	10,002	10,473	11,668	13,122
Net interest income	36,822	34,855	34,764	35,029	35,124
Provision for loan losses	746	727	540	1,272	295
Net interest income after provision
for loan losses	36,076	34,128	34,224	33,757	34,829
Noninterest income	9,962	9,420	10,274	10,086	9,314
Noninterest expense	25,160	23,014	22,701	23,182	23,026
Income taxes	6,759	6,971	7,328	6,991	7,103
Net income	14,119	13,563	14,469	13,670	14,014

Per Common Share Data
Net income:
Basic	$0.59	$0.57	$0.61	$0.58	$0.59
Diluted	0.59	0.57	0.61	0.58	0.59
Cash dividends	0.265	0.25	0.25	0.25	0.25
Book value	19.63	19.25	18.94	18.73	18.45